UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2026, Babcock & Wilcox Enterprises, Inc. (the “Company”), through its wholly-owned subsidiary, The Babcock & Wilcox Company (“BWC”), entered into a definitive Design-Build Agreement (the “Definitive Agreement”) with Base Electron, Inc., an Applied Digital Company (“Base Electron”) that supersedes and replaces the limited notice to proceed previously disclosed by the Company. The Definitive Agreement provides for the design and installation of four 300-megawatt natural gas-fired boilers and steam turbine systems to offset all power being used at an Applied Digital artificial intelligence data center in exchange for total consideration of up to $2.4 billion, comprised of: (i) a fixed fee in the amount of $434,806,756, as may be adjusted in accordance with the General Conditions set forth in the Definitive Agreement; (ii) Variable Charges (as defined in the Definitive Agreement) based on work performed and (iii) certain other amounts payable under the Definitive Agreement. The Definitive Agreement also contains standard provisions for termination of or suspension of performance under the Definitive Agreement, and provides for certain indemnification, schedule and delay liquidated damages, performance guarantees and other representations and warranties consistent with the Company’s contracting practices.

The above summary does not purport to be a complete description of the Definitive Agreement, and is qualified in its entirety by reference to the complete text of the Definitive Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

Item 2.02 Results of Operations and Financial Condition.

On March 4, 2026, the Company issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2025. A copy of the press release is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated herein by reference and shall be deemed filed for purposes of the Exchange Act of 1934, as amended.

This selected consolidated financial data has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, BDO USA, P.C. (“BDO”), has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. Complete results as of and for the quarter and year ended December 31, 2025 will be included in our Annual Report on Form 10-K.

Item 7.01 Regulation FD Disclosure.

On March 4, 2026, the Company issued a press release announcing the Definitive Agreement, a copy of which is attached as Exhibit 99.2. The information contained in Exhibit 99.2 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company has included certain preliminary financial information responsive to Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Form 10-K for the fiscal year ended December 31, 2025 in Exhibit 99.3 attached hereto. The preliminary financial results discussed in Exhibit 99.3 represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2025 may differ from these preliminary results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 4, 2026, announcing fourth quarter earnings
99.2	Press Release dated March 4, 2026, announcing entry into the Definitive Agreement
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

March 4, 2026	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Representative)